Registration No. 333-____


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                               EXELON CORPORATION
             (Exact name of registrant as specified in its charter)

                 Pennsylvania                           23-2990190
        (State or other jurisdiction of       (I.R.S. Employer Identification
        incorporation or organization)                     No.)


                      37th Floor, 10 South Dearborn Street
                             Post Office Box 805379
                          Chicago, Illinois 60680-5379
                                 (312) 394-4321
                    (Address of principal executive offices)



                 EXELON CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                               RUTH ANN M. GILLIS
                Senior Vice President and Chief Financial Officer
                               Exelon Corporation
                      37th Floor, 10 South Dearborn Street
                          Chicago, Illinois 60680-5379
                                 (312) 394-4321
                     (Name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                       Proposed
     Title of securities                               maximum        Proposed maximum      Amount of
       to be registered             Amount to be    offering price   aggregate offering   registration
                                     registered       per share             price              fee
-----------------------------------------------------------------------------------------------------
Common Stock, no par value(1)      2,000,000       $68.385 (1)       $136,770,000 (1)     $34,192.50
                                   shares
=====================================================================================================

(1) Estimated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the common stock of Exelon Corporation as reported on the New York Stock Exchange on May 16, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by Exelon Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

                  (a) the Registrant's annual report on Form 10-K for the year ended December 31, 2000;

                  (b) the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2001;

                  (c) the Registrant's Current Reports on Form 8-K dated January 12, 2001, January 30, 2001, February 26, 2001, March 16, 2001, April 4,
         2001 and April 24, 2001; and

                  (d) the description of the Registrant's common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment thereto or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

         Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However,
Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

         The Registrant's by-laws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys" fees and disbursements) incurred in connection with any proceeding. The Registrant's by-laws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from the Registrant of a personal benefit to which the recipient is not legally entitled.

         As permitted by PBCL Section 1713, the Registrant's by-laws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of the Registrant or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

         The Registrant has purchased directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number       Description of Exhibit

    4.1 Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4, Registration Statement No. 333-37082).

    4.2      Exelon Corporation Employee Stock Purchase Plan.

    5.1      Opinion of Sidley Austin Brown & Wood.

    23.1     Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Sidley Austin Brown & Wood (included in its opinion filed as Exhibit 5.1 hereof).

    24.1     Form of Powers of Attorney.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on the 22nd day of May, 2001.

                                    EXELON CORPORATION

                                    By: /s/ Corbin A. McNeill, Jr.
                                        -------------------------------
                                        Corbin  A. McNeill, Jr.
                                        Chairman and Co-Chief Executive Officer


                                    By: /s/ John W. Rowe
                                        -------------------------------
                                        John W. Rowe
                                        President and Co-Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on May 22, 2001.

       Signature                             Capacity                                 Date
/s/ Corbin A. McNeill, Jr.         Chairman, Co-Chief Executive Officer               May 22, 2001
---------------------------        and Director
Corbin A. McNeill, Jr.

/s/ John W. Rowe                   President, Co-Chief Executive                      May 22, 2001
---------------------------        Officer and Director
John W. Rowe

/s/ Ruth Ann M. Gillis             Senior Vice President and Chief                    May 22, 2001
---------------------------        Financial Officer
Ruth Ann M. Gillis                (Principal Financial Officer)

/s/ Jean Gibson                    Vice President and Corporate                       May 22, 2001
---------------------------        Controller
Jean Gibson                        (Principal Accounting Officer)


         This Registration Statement has also been signed by John W. Rowe in his individual capacity as a Director and as Attorney-in-Fact, on behalf of the following Directors on the date indicated:

             Edward A. Brennan                             Carlos H. Cantu
         Admiral Daniel L. Cooper                        M. Walter D'Alessio
           Admiral Bruce DeMars                          G. Fred DiBona, Jr.
               Sue Ling Gin                               Richard H. Glanton
            Rosemarie B. Greco                            Edgar D. Jannotta
           Corbin A. McNeill, Jr.                            John W. Rogers
               John M. Palms                                 Ronald Rubin
             Richard L. Thomas


By:      /s/ John W. Rowe
         ---------------------------
         John W. Rowe
         (Director and Attorney-in-Fact for the Directors set forth above)

                                  Exhibit Index


Exhibit
Number       Description of Exhibit

    4.1 Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4, Registration Statement No. 333-37082).

    4.2      Exelon Corporation Employee Stock Purchase Plan.

    5.1      Opinion of Sidley Austin Brown & Wood.

    23.1     Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Sidley Austin Brown & Wood (included in its opinion filed as Exhibit 5.1 hereof).

    24.1     Form of Powers of Attorney.